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                                   Exhibit 1

                                   AGREEMENT

The undersigned reporting persons hereby agree that the statements filed pursuant to this Schedule 13D dated November 21, 1997, to which this Agreement are filed as an exhibit, are filed on behalf of each of them.

                                        SHELL LAND & ENERGY COMPANY



                                        By: /s/ JACK E. LITTLE
                                           ---------------------------------
                                           Name: Jack E. Little
                                           Title: President


                                        SHELL OIL COMPANY



                                        By: /s/ JACK E. LITTLE
                                           ---------------------------------
                                           Name: Jack E. Little
                                           Title: Executive Vice President